MANAGEMENT, ACQUISITION AND SERVICING AGREEMENT



	Agreement made this 10th day of October, 1996 by and between Arizona Life
Insurance Company (hereinafter "ARIZONA LIFE"), an Arizona corporation with principal administrative offices at 8601 W. Emerald Street, Suite 150, Boise,
Idaho 83704, and Metropolitan Mortgage & Securities Co., Inc. (hereinafter
"METROPOLITAN"), a Washington corporation with its principal office at W. 929
Sprague Ave., Spokane, Washington 99204, (also hereinafter referred to jointly as the "Parties".)
	WITNESSETH
	WHEREAS, METROPOLITAN engages in the business of purchasing and servicing receivables, and maintains subsidiaries, internal staff, and operations to
support such activities, and; 	WHEREAS, ARIZONA LIFE also engages in the
business of investing in receivables, but ARIZONA LIFE does not maintain internal staff or operations to support the purchasing and servicing of receivables, and;
	WHEREAS, METROPOLITAN has the personnel, systems and expertise to provide to ARIZONA LIFE general support services, receivable acquisition services and receivable collection and management services, and;
	WHEREAS, ARIZONA LIFE desires to obtain from Metropolitan general support services, receivable acquisition services and account receivable and management services;
	NOW THEREFORE, for the foregoing reasons and in consideration of the mutual promises, covenants and agreements set forth herein, the parties promise, covenant and agree as follows:
I.  REPRESENTATIONS AND WARRANTIES OF METROPOLITAN:
METROPOLITAN REPRESENTS AND WARRANTS TO ARIZONA LIFE THAT:
	1.	METROPOLITAN is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington.
	2.	METROPOLITAN is licensed, or qualified, and in good standing in each of the states where the laws require licensing or qualification in order to conduct METROPOLITAN'S receivable acquisition, collection and management activities, or METROPOLITAN is exempt under applicable law from such licensing or qualification.
	3.	The consummation of the transactions contemplated herein have been validly authorized and all requisite corporate action has been taken by
METROPOLITAN to make this agreement binding upon METROPOLITAN in accordance with its terms.
	4.	The consummation of the transactions contemplated by this agreement are in the ordinary course of business of METROPOLITAN.
	5.	The execution and delivery of this agreement, the servicing of receivables by METROPOLITAN, the other services and transactions contemplated hereby, and the fulfillment of and compliance with the terms and conditions of this agreement, will not conflict with or result in a breach of any of the terms of METROPOLITAN's articles of incorporation, bylaws or any other agreement, instrument, law, regulation, rule, order, or judgment to which
METROPOLITAN is now a party or by which it is bound.  METROPOLITAN is not subject to any agreement, instrument, law, regulation, rule, order or judgment which would impair the ability of ARIZONA LIFE to collect its receivables or impair the value of ARIZONA LIFE'S receivables.
	6.	METROPOLITAN does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this agreement.
	7.	There is no action, suit, proceeding or investigation pending or threatened against METROPOLITAN which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of METROPOLITAN, or in any material impairment of the right or ability of METROPOLITAN to carry on its business substantially as now conducted, or which would draw into question the validity of this agreement or of any action taken or to be taken in connection with the obligations of METROPOLITAN contemplated herein, or which would be likely to impair materially the ability of METROPOLITAN to perform under the terms of this agreement.
	8.	No consent, approval, authorization or order of any court or governmental agency or body is required for METROPOLITAN'S execution, delivery and performance of or compliance with this agreement.
	9.	The receivables acquisition practices, receivable collection practices and other services provided hereunder shall each be conducted in accordance with generally accepted business practices in all respects, as applicable to each respective activity.
II. REPRESENTATIONS AND WARRANTIES OF ARIZONA LIFE
ARIZONA LIFE REPRESENTS AND WARRANTS TO METROPOLITAN THAT:
	1.	ARIZONA LIFE  is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona.
	2.	ARIZONA LIFE is licensed or qualified, and in good standing in each of the states where the laws require licensing or qualification in order to hold and enforce the terms of its receivables and conduct its business,  or
ARIZONA LIFE is exempt under applicable law from such licensing or qualification.
	3.	The consummation of the transactions contemplated herein have been validly authorized and all requisite corporate action has been taken by ARIZONA
LIFE to make this agreement binding upon ARIZONA LIFE in accordance with its terms.
	4.	The consummation of the transactions contemplated by this agreement are in the ordinary course of business of ARIZONA LIFE.
	5.	The execution and delivery of this agreement, the fulfillment of and compliance with the terms and conditions of this agreement, will not conflict with or result in a breach of any of the terms  of ARIZONA LIFE'S articles of incorporation, bylaws or any other agreement, instrument, law, regulation, rule, order, or judgment to which ARIZONA LIFE is a party, by which it is bound or its property is subject, which would impair the ability of
METROPOLITAN to service and collect the receivables in accordance with the terms of this Agreement.
	6.	 ARIZONA LIFE does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this agreement.
	7.	There is no action, suit or proceeding or investigation pending or threatened against ARIZONA LIFE which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of ARIZONA LIFE, or in any material impairment of the right or ability of ARIZONA LIFE  to carry on its business substantially as now conducted, or which would draw into question the validity of this agreement or of any action taken or to be taken in connection with the obligations of ARIZONA LIFE  contemplated herein, or which would be likely to impair materially the ability of ARIZONA LIFE to perform under the terms of this agreement.
III. GENERAL SUPPORT SERVICES:
1.	DESCRIPTION OF SERVICES
	a.	Administrative Support Services:
	METROPOLITAN shall provide ARIZONA LIFE administrative support services including but not limited to Human Resources, Information Systems, Art &
Advertising, Accounting, legal, check processing, and cashiering services.  Such services shall not include third party administrator services, as that term is defined under the laws of the State of Arizona.
	b.	Financial Services:
	METROPOLITAN shall provide financial advice and securities  portfolio management services to ARIZONA LIFE pursuant to the investment policies
and guidelines of ARIZONA LIFE, as set forth in Exhibit A.   Such
guidelines may be changed and amended at any time and from time to time at the sole discretion of ARIZONA LIFE.
2.	FEES FOR GENERAL SUPPORT SERVICES
	ARIZONA LIFE will pay METROPOLITAN monthly fees for General Support
Services provided by METROPOLITAN to ARIZONA LIFE.  Fees for General Support
Services shall be determined by mutual agreement of the parties.
IV. RECEIVABLE ACQUISITION SERVICES
1.	GENERAL DUTIES AND AUTHORITY
	METROPOLITAN shall provide receivable acquisition services to ARIZONA
LIFE which shall be performed substantially in compliance with the following:
	a.	METROPOLITAN shall secure opportunities for ARIZONA LIFE to
purchase receivables through the use of METROPOLITAN's branch office system, industry contacts and the other methods developed by METROPOLITAN for its own receivable purchases.
	b.	In reviewing the receivables offered to ARIZONA LIFE, METROPOLITAN shall review, among other things, the receivable loan to value ratio, security value, security condition, payment record, payor's credit, collateral title reports and legal documents, taking into account the investment guidelines provided by ARIZONA LIFE.
	c.	METROPOLITAN or its agent, shall close the receivable purchase in a manner and using practices which are consistent with industry standards for the location where the receivable is closed.
	d.	Loans resulting from financing that may be provided by METROPOLITAN as a means to induce the purchase of property (e.g. for the financing of repossession resales or other seller financing) may be placed in ARIZONA
LIFE's receivable portfolio if such receivables are consistent with
ARIZONA LIFE's investment guidelines, as set forth in Exhibit A.
	e.	METROPOLITAN shall prepare and maintain such books, records, computer systems and procedures as shall be required and necessary to maintain control over the day to day activities regarding offers to purchase and closing of receivable purchases.
	f.	METROPOLITAN shall furnish to ARIZONA LIFE such periodic, special or other reports or information as requested by ARIZONA LIFE including reports of total receivables purchased, closing periods and closing costs.  All such reports, documents or information shall be provided by and in accordance with all reasonable instructions and directions which
ARIZONA LIFE may give.
	g.	METROPOLITAN may carry out any other activity or procedure, which in METROPOLITAN's discretion, is necessary or appropriate in connection with the acquisition and closing of the receivables for the benefit of
ARIZONA LIFE.
2.	RECEIVABLE ACQUISITION YIELD REQUIREMENT:
	ARIZONA LIFE shall purchase receivables from METROPOLITAN at the yield requirement established by ARIZONA LIFE.  Such yield requirement may be changed by ARIZONA LIFE at any time and from time to time in its sole discretion.  Such changes will apply prospectively for all acquisitions made subsequent to the change.
3.	RIGHT TO REJECT.
	ARIZONA LIFE shall have the right at anytime to review the receivables acquired pursuant to this agreement and to reject any receivables which in
ARIZONA LIFE's opinion are not consistent with its investment guidelines as such guidelines existed at the time of the acquisition.  Any receivables not rejected within three months of acquisition are deemed accepted.  Any receivable which is rejected shall be purchased by Metropolitan at its face amount or such other amount as agreed to by the parties.
V. RECEIVABLE COLLECTION AND MANAGEMENT SERVICES
1.	SERVICING:
	METROPOLITAN  or its agents shall perform collection and management services for ARIZONA LIFE substantially in compliance with the following:
	a.	Hold and safe keep all original receivable documents and files.
	b.	Prepare and maintain such books, records, computer systems and procedures as shall be required and necessary to maintain control over the day to day activities regarding the collection and enforcement of the rights, obligations and performance of each receivable subject to this agreement.
	c.	Furnish to ARIZONA LIFE such periodic, special, or other reports, documents or information as requested by ARIZONA LIFE including, but not limited to, cash receipt reports, aging of all receivables balances on a contractual basis, and itemizations of unearned or deferred income all in accordance with generally accepted accounting and statutory accounting principles.  All such reports, documents or information shall be provided by and in accordance with all reasonable instructions and directions which ARIZONA LIFE may give.
	d.	METROPOLITAN shall manage the receipt of receivable payments substantially as follows:
		i.	Deposit all monies received from the receivable payors into a general collection account maintained by METROPOLITAN, or its agent, which account may contain other monies and funds which may be held for others.  Within a reasonable time the amounts collected and deposited on behalf of ARIZONA LIFE shall be transferred to an account designated by ARIZONA LIFE.
		ii.	For the purposes of this subparagraph d, reasonable time
shall mean two to three business days, unless extraordinary
circumstances beyond METROPOLITAN'S control, such as computer failure, makes such time frame unreasonable, in which case the reasonable time shall be two to three days following elimination of the circumstances causing the delay.
 	e.	Accept and remit to appropriate parties any amounts designated as reserves for the payment of real estate taxes, insurance premiums or similar items as may be provided by the receivable documents;
	f.	Monitor the tax, insurance and other payments required to be paid directly by receivable payor to third parties, or collect from the receivable payors and remit to the appropriate third parties any amounts due for any taxes imposed upon the real estate securing any receivable, any insurance premiums and any other sums required to be paid by the receivable payor pursuant to the terms of any receivable.  Any funds so collected by METROPOLITAN or subsidiaries shall be held in escrow if required by the receivable documents or applicable regulations, or
METROPOLITAN shall pay such sums to ARIZONA LIFE as provided in Paragraph
V.1.d. hereinabove.   METROPOLITAN shall pay out such monies to such
taxing authorities or other parties or persons as shall be authorized to receive such payments.
	g.	Implement routine collection procedures (including telephone calls and the preparation and mailing of written notices) as METROPOLITAN may, in its discretion, deem to be reasonable or appropriate and in accordance with its customary practice and procedure in the servicing of its own accounts, on delinquent receivables;
	h.	When appropriate, in METROPOLITAN's discretion, METROPOLITAN or its agent may undertake any legal action, whether judicial or non-judicial, to enforce the payment of any sums due or other performance required by the terms of any receivable documents or to foreclose upon or forfeit any real estate or other security securing a receivable.
	i.	Whenever METROPOLITAN shall commence suit to enforce the terms of a receivable which is subject to this agreement, METROPOLITAN shall be deemed to be the authorized legal agent and representative of ARIZONA
LIFE in any court of law in any federal, state, or commonwealth, or other court of competent jurisdiction, and to so act, without receiving any other prior authority of ARIZONA LIFE, to enforce, sue, settle, compromise, and/or collect such monies and recover any and all such real estate security which shall be the subject of any receivable.  Any such action may be maintained in the name of "ARIZONA LIFE" or "METROPOLITAN", at METROPOLITAN's discretion.
	j.	Carry out any other activity or procedure which, in METROPOLITAN'S discretion, is necessary or appropriate in connection with the maintenance and enforcement of the receivables for the benefit of ARIZONA
LIFE.
2.	COOPERATION BY ARIZONA LIFE
	ARIZONA LIFE agrees to cooperate with METROPOLITAN in the enforcement of all receivables, make personnel available to METROPOLITAN and cause such personnel to execute documents, and to make such documents, records, papers, or other items of evidence available as needed to assist METROPOLITAN in the collection and servicing of the receivables subject to this agreement.
3.	RECEIVABLE COLLECTION AND MANAGEMENT SERVICES FEES
	ARIZONA LIFE agrees to compensate METROPOLITAN for its duties performed hereunder in the following manner and amounts:
	a.	ARIZONA LIFE agrees to pay in addition to any applicable taxes a monthly management and servicing fee. Such sum shall be due whether or not a receivable is in default.  The Receivable Collection and Management
Services Fee shall be determined by mutual agreement of the parties.
	b.	In addition, ARIZONA LIFE shall reimburse METROPOLITAN for all outside attorney costs and all third party fees and charges which may be incurred in performance of the collections services.
	c.	ARIZONA LIFE agrees that as additional compensation to METROPOLITAN for such management and collection efforts that METROPOLITAN shall be entitled to retain any and all late charges, extension charges, and any other charges or costs imposed upon a delinquent obligor that do not relate to changing the terms or conditions of the loan to effect a restructuring or otherwise.
VI. GENERAL TERMS AND CONDITIONS
1.	ADJUSTMENTS TO FEES
	METROPOLITAN may, from time to time, change the method for determining any or all of the fees charged pursuant to this agreement so long as the new method conforms with the intent of the parties, is reasonable and reflects changes in market rates and/or the cost for providing such services.
2.	REVIEW OF FEES
	ARIZONA LIFE shall have the right at any time to review the method for determining the fees charged pursuant to this Agreement.  If, in ARIZONA LIFE's opinion, any fee is unacceptable ARIZONA LIFE may request a review by the officers of ARIZONA LIFE and METROPOLITAN, who shall use their best efforts to resolve any objection in consideration of the best interests of both parties.
3.	NON-EXCLUSIVITY OF AGREEMENT
	a.	This agreement is non-exclusive.  ARIZONA LIFE reserves the right and privilege to employ and engage, from time to time, any other entity or person to perform any of the services which are the subject of this agreement, or may itself perform any such services.  Such actions by
ARIZONA LIFE shall not be construed as an event of termination of this agreement.
	b.	ARIZONA LIFE may withdraw any receivable at any time from those being serviced pursuant to this agreement, which action shall not be a breach or termination of this agreement.
4.	DELEGATION
	METROPOLITAN may utilize, delegate to or subcontract with any of its subsidiaries, divisions, affiliates or third parties in connection with its performance of the terms of this agreement, in full or in part, as deemed appropriate at Metropolitan's discretion.
5.	RIGHT TO EXAMINE METROPOLITAN'S RECORDS
	ARIZONA LIFE shall have the right to examine and audit any and all of the books, records, or other information of METROPOLITAN, with respect to or concerning this agreement or the receivables during business hours or at such other times as may be reasonable under applicable circumstances.
6.	EVENT OF DEFAULT
	The following shall be construed as an event of default:
	a.	The failure by METROPOLITAN to deliver any and all monies received by METROPOLITAN which METROPOLITAN is obligated to pay to ARIZONA LIFE pursuant to the terms of this agreement;
	b.	The failure by ARIZONA LIFE to deliver any sums required to be paid to METROPOLITAN pursuant to the terms of this agreement.
	c.	The failure of either party to perform in accordance with the terms and conditions of this agreement to the extent that such failure to perform shall constitute a material breach of a term or condition of this agreement.
	d.	In the event that METROPOLITAN shall file bankruptcy or otherwise be determined to be insolvent, this agreement may be terminated by
ARIZONA LIFE and ARIZONA LIFE may take immediate steps to employ another entity to collect and service the receivables then being serviced by
METROPOLITAN.
7.	TERM AND TERMINATION
	a.	The term of this Agreement shall be monthly.  It shall
automatically renew each month unless terminated by either party as set forth below.
	b.	Either party may terminate this agreement by providing written notice of termination to the other party, in which event this agreement shall terminate immediately upon receipt of such notice or at such later date as provided in said notice.
	c.	In the event of a default as defined in paragraph VI.6.
hereinabove, the non-defaulting party may, in lieu of immediately terminating this agreement, provide written notice of default to the defaulting party, which notice shall set forth the time-period for cure, which shall be no less than ten (10) days from receipt of the notice by the defaulting party.  If the breaching party does not cure the default within the time period set forth in the notice, this agreement shall terminate upon expiration of said time period.
8.  NOTICE
	Notice under this agreement shall be in writing, and delivered by hand, receipt acknowledged, or delivered by registered certified United States mail, return receipt requested, and if refused, by regular United States mail, addressed to the parties as stated below:
	a.	ATTN:  PRESIDENT
		METROPOLITAN MORTGAGE & SECURITIES CO., INC.
		W. 929 Sprague Ave.
		Spokane, WA 99204.

	b.	ATTN:  PRESIDENT
		ARIZONA LIFE INSURANCE COMPANY
		8601 Emerald, Suite 150
		Boise ID 83704

9.  BINDING EFFECT
	This agreement sets forth the entire agreement between the parties, and shall be binding upon all successors and assigns of both of the parties hereto, and shall be construed under the laws of the State of Washington.
10.  CONTROL, RESPONSIBILITY AND CUSTODY
 	ARIZONA LIFE retains the ultimate control and responsibility for all
functions delegated.   ARIZONA LIFE retains the ownership and custody of all
its general corporate accounts and records.
11.  ASSIGMENT
	This Agreement shall not be assignable by either party.

	This agreement is executed the day, month, and year first above written by the duly authorized officers of each party.
METROPOLITAN MORTGAGE &		ARIZONA LIFE INSURANCE COMPANY
SECURITIES CO., INC.


By:    /S/ C. PAUL SANDIFUR, JR.	By: /S/ M. DAVID GORTON
       C. Paul Sandifur, Jr.		M. David Gorton
       President				Vice President


Attest /S/ SUAN THOMSON			Attest /S/ TOM TURNER
       Susan Thomson				Tom Turner
       Secretary/Treasurer		Secretary


Exhibit A

Arizona Life Insurance Company

Investment Guidelines


	ADDENDUM TO MANAGEMENT, ACQUISITION AND SERVICING AGREEMENT

	BETWEEN

	ARIZONA LIFE INSURANCE COMPANY

	AND

	METROPOLITAN MORTGAGE & SECURITIES CO., INC.


DATE OF ORIGINAL AGREEMENT:	October 10, 1996

DATE OF THIS ADDENDUM:		October 10, 1996

ADDENDUM NUMBER:			1


1.	FEES FOR GENERAL SUPPORT SERVICES
	a.	Administrative Support Fees:
		i.	ARIZONA LIFE will pay METROPOLITAN  a monthly fee for general office services provided by METROPOLITAN to ARIZONA LIFE.  It is the intent of the parties hereto that the Administrative Support
Fees be calculated at a fair and equitable rate that reflects the actual cost of the services.
		ii.	METROPOLITAN has developed and shall continue to maintain a
cost-allocation system designed to measure the activity of the general support services departments used by both parties, to provide a basis for allocation of the costs generated by those departments to be allocated to ARIZONA LIFE.  The cost allocation system shall be expressed in terms of labor hours, machine hours, square footage, and/or other appropriate measures. The cost
allocation system will be used to support charges found in the market place for comparable services and may be used as an
approximation for market charges when the market cost for such services cannot be determined and as agreed to by the parties.  The current fee schedule, which approximates actual costs, is set forth in Exhibit A.
	b.	Financial Services Fees:
		i.	ARIZONA LIFE shall pay to METROPOLITAN an agreed amount to
METROPOLITAN for METROPOLITAN providing financial consultation and advice, and for managing ARIZONA LIFE's investment portfolio.
		ii. The financial consultation and advice, when provided, shall be charged at a fee negotiated by the parties in each instance and based upon the expertise and hours required to provide the service.
 The current fee schedule, which approximates actual costs is set forth in Exhibit A.
2.	RECEIVABLE COLLECTION AND MANAGEMENT FEES
	ARIZONA LIFE agrees to compensate METROPOLITAN for its duties performed hereunder in the following manner and amounts:
	a.	ARIZONA LIFE agrees to pay in addition to any applicable taxes, a monthly management and servicing fee.  Such sum shall be due whether or not a receivable is in default.  The fee shall be calculated based on an approximation of the cost to provide the services, which currently is $12 per month per receivable outstanding as of each month end.  Such fee is payable or subject to settlement through offset as of the 10th day following each month end.

METROPOLITAN MORTGAGE &			ARIZONA LIFE INSURANCE COMPANY
SECURITIES CO., INC.


By:    /S/ C. PAUL SANDIFUR, JR.	By: /S/ M. DAVID GORTON
       C. Paul Sandifur, Jr.		M. David Gorton
       President				Vice President


Attest /S/ SUSAN THOMSON			Attest /S/ TOM TURNER
       Susan Thomson				Tom Turner
       Assistant Secretary		Secretar


EXHIBIT A


	Administrative
	Fees

Accounting		250

Data Processing		250

G & A		250

Shared System Amortization		250

	    1,000

The financial consultation and advice, when provided, shall be charged at a fee of .5% per annum of the average monthly balance managed.